UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 16, 2015

AMC ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8747 (Commission File Number)	43-1304369 (I.R.S. Employer Identification Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (913) 213-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 16, 2015, AMC Entertainment Holdings, Inc., (“AMCH”), the parent of AMC Entertainment Inc. (“AMCE” and collectively with AMCH, “AMC”), announced the completion of its acquisition of SMH Theatres, Inc. (“Starplex Cinemas”).  Starplex Cinemas owned 33 theaters with 346 screens in 12 states, primarily small and midsize markets. This acquisition raised AMC’s total number of theaters to 379 with more than 5,260 screens. Under the terms of the acquisition, AMC acquired all of the outstanding common stock of Starplex Cinemas for approximately $175 million, subject to final working capital and other adjustments, and financed the acquisition using available cash including proceeds from the incurrence of $125 million of 2015 Incremental Term Loans on December 11, 2015 as previously disclosed on our Form 8-K filed on December 11, 2015.  A copy of the press release dated December 16, 2015 is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit	Description

99.1	Press Release dated December 16, 2015 titled, “AMC Entertainment Holdings, Inc. Completes Acquisition of Starplex Cinemas”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: December 16, 2015	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Interim Chief Executive Officer and President, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 16, 2015 titled, “AMC Entertainment Holdings, Inc. Completes Acquisition of Starplex Cinemas”